EXHIBIT 23.1

KPMG LLP
65 Second Street
San Francisco, CA 94105

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Silicon Valley Bancshares:

We consent to the incorporation by reference in the registration statements (Nos. 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-28185, 333-05489, 333-68857, and 033-60467) on Forms S-8 and registration statements (Nos. 333-107994 and 333-109312) on Forms S-3 of Silicon Valley Bancshares of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Silicon Valley Bancshares as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income and stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Silicon Valley Bancshares.

San Francisco, California
March 15, 2005